UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2014, the employment of Scott R. Crawley with ModusLink Global Solutions, Inc. (the “Registrant”) was terminated. Mr. Crawley had served as President, Global Operations of the Registrant.

The Registrant received written communications from Mr. Crawley on March 3, 2014 and April 2, 2014 indicating that Mr. Crawley considers himself to have been terminated effective April 2, 2014, and alleging that he was terminated for “Good Reason” pursuant to his Executive Severance Agreement with the Registrant dated August 29, 2011, as amended. The Registrant disputes these allegations and believes that by his actions Mr. Crawley has resigned effective April 2, 2014 and that no severance is owed to him. Discussions between the Registrant and Mr. Crawley regarding this matter are ongoing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: April 7, 2014	By:	/s/ Steven G. Crane
Name: Steven G. Crane Title: Chief Financial Officer